Exhibit 99.1

 Dolby Laboratories Reports Financial Results for Third Quarter of
                           Fiscal Year 2005

    SAN FRANCISCO--(BUSINESS WIRE)--July 28, 2005--Dolby Laboratories (NYSE:DLB) today announced the Company's financial results for the third quarter of fiscal 2005 ended July 1, 2005. For the third quarter, Dolby reported total revenue of $79.7 million, compared to $76.1 million for the third quarter of fiscal 2004, an increase of 5%. Third quarter net income was $14.8 million, or $0.13 per diluted share, compared to $12.0 million, or $0.13 per diluted share, in the same period a year ago. Per share calculations are based on 112.8 million diluted shares in the third quarter of fiscal 2005 compared with 95.3 million diluted shares in the comparable year-ago quarter. The increase in shares is principally attributable to the shares sold by the Company in its February 2005 initial public offering (IPO).
    In connection with the Company's IPO, Ray Dolby contributed to the Company all of his intellectual property rights related to the Company's business, which he had previously licensed to the Company in exchange for royalty payments. As a result of the contribution, the Company's royalty obligations to Ray Dolby terminated in February 2005. As such, net income for the third quarter of fiscal 2005 did not include any royalty obligations to Ray Dolby, while the third quarter of fiscal 2004 included $9.2 million of such obligation payments. Pro forma net income, which excludes royalty payments to Ray Dolby and thus gives effect to the asset contribution as though such transactions had been completed prior to the beginning of fiscal 2004, was $14.8 million, or $0.13 per diluted share, for the third quarter of fiscal 2005, compared to $17.6 million, or $0.18 per diluted share, for the third quarter of fiscal 2004.
    Net income for the third quarter of fiscal 2005 also included stock-based compensation charges of $3.2 million, compared to $2.3 million for the third quarter of fiscal 2004. Net income excluding both the Ray Dolby royalty obligations and stock-based compensation charges was $18.4 million, or $0.16 per diluted share, for the third quarter of fiscal 2005, compared to $19.7 million, or $0.21 per diluted share, for the third quarter of fiscal 2004.
    "The growth in quarterly revenue on a year-over-year basis was driven primarily by higher licensing revenue attributable to the PC, broadcast, and gaming markets. While we did note a slowdown in the growth of sales of traditional consumer DVD players, the overall DVD market is still growing," said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories. "We are pleased by this quarter's key achievements, which we believe lay the groundwork for the Company's future and enhance the overall entertainment experience."

    Highlights from the quarter include the following:

    -- Dolby launched Dolby(R) Digital Cinema in select cinemas around the world with Star Wars: Episode III -- Revenge of the Sith.

    -- Together Dolby and Disney announced their collaboration for the first studio-supported digital cinema rollout plan to install Dolby Digital Cinema in 100 select cinemas nationwide in time for Disney's fall 2005 release of Chicken Little in digital 3-D.

    -- Shanghai Media Entertainment Group announced the first television channel in China's broadcasting history to offer
        5.1 programming, for which Dolby Digital 5.1 surround sound was selected.

    -- Three leading motherboard manufacturers, Abit, ASUSTeK, and Gigabyte, launched motherboards built on the Intel(R) Express Chipset with Intel High Definition Audio implementations that meet the Designed for Dolby Master Studio(TM) requirements, making it possible for PC enthusiasts to build PCs with audio performance and surround sound capabilities typically found in consumer electronics.

    -- In Europe, broadcasters continue to add 5.1 surround sound to new and existing services. Most recently, Premiere, the dominant pay-TV broadcaster in Germany, launched video-on-demand services using Dolby Digital 5.1. M6, one of France's leading broadcasters, also added Dolby Digital 5.1 surround sound for programming on both its new digital terrestrial television network and its network satellite service.

    -- Dolby's subsidiary, Via Licensing Corporation, announced final licensing terms and availability of a license for the IEEE
        802.11 standard, making Via the only group to run a joint patent licensing program for the most widely used wireless networking standard.

    Fiscal Year 2005: Year-To-Date

    For the nine-month period ended July 1, 2005, Dolby reported total revenue of $249.0 million, compared to $220.2 million for the nine-month period ended June 25, 2004. Net income for the nine-month period ended July 1, 2005 was $35.5 million, or $0.34 per diluted share, compared to $36.6 million, or $0.40 per diluted share, for the nine-month period ended June 25, 2004. The Company had 105.0 million diluted shares outstanding for the nine-month period ended July 1, 2005, compared with 91.1 million diluted shares for the nine-month period ended June 25, 2004.
    Net income also included $18.7 million in now-discontinued royalty obligations paid to Ray Dolby for the nine-month period ended July 1, 2005, and $28.0 million in royalty obligations paid to Ray Dolby for the nine-month period ended June 25, 2004. Pro forma net income, which excludes these royalty obligations, was $46.6 million, or $0.44 per diluted share, for the nine-month period ended July 1, 2005, compared to $53.8 million, or $0.59 per diluted share, for the nine-month period ended June 25, 2004.
    Net income also included $11.4 million of stock-based compensation for the nine-month period ended July 1, 2005, compared with a $4.4 million charge for the nine-month period ended June 25, 2004. Net income excluding both royalty obligations payable to Ray Dolby and the stock-based compensation charges was $57.5 million, or $0.55 per diluted share, for the nine-month period ended July 1, 2005, compared to $57.5 million, or $0.63 per diluted share, for the nine-month period ended June 25, 2004.

    Guidance

    The Company currently expects revenue for fiscal 2005 to be at the low end of its previously forecasted range of $335 million to $350 million. Net income for fiscal 2005 is still expected to be between $49 million and $55 million. Pro forma net income, which excludes royalty obligations to Ray Dolby, for fiscal 2005 is still expected to be between $60 million and $67 million. Earnings per diluted share for the full fiscal year 2005 are still expected to be in the range of $0.45 to $0.51 and, on a pro forma basis, $0.55 to $0.62. Stock-based compensation expense for the full year is still expected to be between $14 million and $15 million. Net income excluding the royalty obligations to Ray Dolby and stock-based compensation expense for fiscal 2005 is expected to be in the range of $73 million and $80 million, or between $0.67 and $0.74 per diluted share.

    Pro Forma Information and Non-GAAP Measures

    Prior to the Company's IPO, Ray Dolby retained ownership of the intellectual property he created related to the Company's business and licensed those rights to the Company in exchange for royalty payments. In connection with the Company's IPO, Ray Dolby contributed to the Company all of these intellectual property rights. The pro forma financial information included in this release gives effect to the asset contribution as though such transactions had been completed prior to the beginning of fiscal 2004. In addition, the Company provides net income excluding royalties payable to Ray Dolby and stock-based compensation, which is a non-GAAP measure. The Company believes these are important metrics as they represent how profitable the Company is exclusive of charges that have been eliminated in the future or that resulted largely from the revaluation of the Company in connection with its IPO. The Company uses these metrics internally to measure its performance and believes these metrics may be meaningful for investors in analyzing the Company's results of operations. A reconciliation of the Company's actual results to these additional metrics is included in this release.

    Conference Call Information

    Today, beginning at 2 p.m. Pacific Daylight Time, Bill Jasper, President and Chief Executive Officer, and Marty Jaffe, Executive Vice President, Business and Finance, will lead a conference call open to all interested parties to discuss the quarterly results, provide annual guidance, and answer analysts' and portfolio managers' questions.
    Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing 800-289-0572 (international callers can access the call by dialing 913-981-5543).
    A replay of the call will be available until August 5 by dialing 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering confirmation code #9747704. An archived version of the teleconference will also be available on Dolby Laboratories' website, www.dolby.com.

    About Dolby Laboratories

    Dolby Laboratories (NYSE:DLB) develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. Based in San Francisco with European headquarters in England, the company has entertainment industry liaison offices in New York and Los Angeles, and licensing liaison offices in London, Shanghai, Beijing, Hong Kong, and Tokyo. For more information about Dolby Laboratories or Dolby technologies, please visit www.dolby.com.

    Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Master Studio is a trademark of Dolby Laboratories.
Intel is a registered trademark of Intel Corporation. S05/16490 DLB-F

    Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per share, and stock-based compensation for the fiscal year ending September 30, 2005, are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. These risks and uncertainties include, without limitation, the following: risks associated with Dolby's ability to maintain and strengthen the Dolby brand; the growth in sales by manufacturers of consumer electronics products that incorporate Dolby's technologies; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's ability to develop and deliver innovative technologies in response to changes in the entertainment industry; risks associated with Dolby's ability to have its products and technologies adopted as industry standards; Dolby's ability to enforce its intellectual property rights; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to have semiconductor manufacturers incorporate Dolby's technologies into their ICs; the growth of markets for surround sound technologies; competition risks; pricing pressures; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with operating Dolby's business internationally; risks associated with licensing certain of Dolby's technologies in patent pools; Dolby's ability to develop proprietary technology in markets in which open standards are adopted; risks associated with the health of the motion picture industry generally; the growth of the market for digital cinema; Dolby's ability to expand its business into non-sound technologies; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q filed with the SEC on May 13, 2005. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.


                       DOLBY LABORATORIES, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS

                                Fiscal Quarter     Fiscal Year-To-Date
                                     Ended                Ended
                              -------------------  -------------------
                              June 25,   July 1,   June 25,   July 1,
                                2004      2005       2004      2005
                              --------- ---------  --------- ---------
                                            (unaudited)
                              (in thousands, except per share amounts)
Revenue:
  Licensing                    $55,487  $ 60,775   $162,234  $187,683
  Product sales                 15,355    13,486     43,133    44,780
  Production services            5,208     5,418     14,797    16,580
----------------------------------------------------------------------
    Total revenue               76,050    79,679    220,164   249,043

Cost of revenue:
  Cost of licensing             13,441     5,156     41,327    35,367
  Cost of product sales (1)      7,822     6,754     22,435    23,038
  Cost of production services
   (1)                           1,935     2,246      5,453     6,442
----------------------------------------------------------------------
    Total cost of revenue       23,198    14,156     69,215    64,847
Gross margin                    52,852    65,523    150,949   184,196
Operating expenses:
  Selling, general and
   administrative (1)           28,182    33,372     74,575   101,839
  Research and development (1)   6,186     6,885     16,820    22,914
  Settlements                   (2,000)        -     (2,000)   (2,000)
  In-process research and
   development                       -         -      1,540         -
----------------------------------------------------------------------
    Total operating expenses    32,368    40,257     90,935   122,753
----------------------------------------------------------------------
Operating income                20,484    25,266     60,014    61,443
Other income, net                  370     2,062        750     3,100
----------------------------------------------------------------------
Income before provision for
 income taxes and controlling
 interest                       20,854    27,328     60,764    64,543
Provision for income taxes       8,392    12,332     23,341    28,075
----------------------------------------------------------------------
Income before controlling
 interest                       12,462    14,996     37,423    36,468
Controlling interest in net
 income                           (494)     (218)      (850)     (983)
----------------------------------------------------------------------
Net income                     $11,968  $ 14,778   $ 36,573  $ 35,485
======================================================================


Basic net income per share     $  0.14  $   0.14   $   0.43  $   0.37
Diluted net income per share   $  0.13  $   0.13   $   0.40  $   0.34
----------------------------------------------------------------------
Basic shares outstanding        85,707   103,410     85,383    94,796
Diluted shares outstanding      95,306   112,750     91,149   104,954
----------------------------------------------------------------------


(1) Stock-based compensation included in net income above was classified as follows:

  Cost of product sales        $    52  $     56   $     52  $    166
  Cost of production services       18        27         18        83
  Selling, general and
   administrative                1,814     2,674      3,948     9,464
  Research and development         405       471        405     1,722
----------------------------------------------------------------------
    Total stock-based
     compensation              $ 2,289  $  3,228   $  4,423  $ 11,435
======================================================================


                       DOLBY LABORATORIES, INC.
                     CONSOLIDATED BALANCE SHEETS

                                           September 24,    July 1,
                                               2004          2005
                                           ------------- -------------
                                                         (unaudited)
                                                 (in thousands)
                  ASSETS
Current assets:
  Cash and cash equivalents                    $ 78,711      $361,551
  Restricted cash                                     -           175
  Accounts receivable, net                       18,257        17,730
  Accounts receivable from related parties        1,927             -
  Inventories                                     7,163         9,143
  Income tax receivable                           4,246         1,767
  Deferred income taxes                          30,813        38,394
  Prepaid expenses and other current assets       3,640         2,775
----------------------------------------------------------------------
    Total current assets                        144,757       431,535
Property, plant and equipment, net               72,333        76,563
Intangible assets, net                            6,778        17,593
Goodwill                                         22,030        23,200
Long-term deferred income taxes                   6,669         6,812
Other assets                                      9,299         8,299
----------------------------------------------------------------------
    Total assets                               $261,866      $564,002
======================================================================

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities     $ 56,540      $ 62,207
  Accounts payable and accrued royalties
   due to related parties                           291             -
  Income taxes payable                            3,793         9,064
  Current portion of debt                         1,290         1,329
  Deferred revenue                                2,562         2,865
----------------------------------------------------------------------
    Total current liabilities                    64,476        75,465
Long-term debt                                   13,580        12,471
Other non-current liabilities                    23,283        22,179
----------------------------------------------------------------------
    Total liabilities                           101,339       110,115
Controlling interest                             17,200        17,573
Stockholders' equity:
  Class A common stock                                -            32
  Class B common stock                               87            72
  Additional paid-in capital                     48,731       301,329
  Deferred stock-based compensation             (33,728)      (29,367)
  Retained earnings                             125,076       160,561
  Accumulated other comprehensive income          3,161         3,687
----------------------------------------------------------------------
    Total stockholders' equity                  143,327       436,314
----------------------------------------------------------------------
    Total liabilities and stockholders'
     equity                                    $261,866      $564,002
======================================================================


                       DOLBY LABORATORIES, INC.

REGULATION G:
    RECONCILIATION OF PRO FORMA NET INCOME AND NET INCOME EXCLUDING ROYALTIES PAYABLE TO RAY DOLBY AND STOCK-BASED COMPENSATION TO GAAP FINANCIAL MEASURES

                                Fiscal Quarter     Fiscal Year-To-Date
                                     Ended                Ended
                              -------------------  -------------------
                              June 25,   July 1,   June 25,   July 1,
                                2004      2005       2004      2005
                              --------- ---------  --------- ---------
                                            (unaudited)
                              (in thousands, except per share amounts)

Net income                     $11,968  $ 14,778    $36,573  $ 35,485
Add:
  Royalties payable to Ray
   Dolby (net of taxes)          5,637         -     17,180    11,123
----------------------------------------------------------------------
Pro forma net income (a)       $17,605  $ 14,778    $53,753  $ 46,608
======================================================================
Add:
  Stock-based compensation
   (net of taxes)                2,109     3,651      3,786    10,863
----------------------------------------------------------------------
Net income excluding royalties
 payable to Ray Dolby and
 stock-based compensation (a)  $19,714  $ 18,429    $57,539  $ 57,471
======================================================================

Basic shares outstanding        85,707   103,410     85,383    94,796
Diluted shares outstanding      95,306   112,750     91,149   104,954
----------------------------------------------------------------------

Basic net income per share     $  0.14  $   0.14    $  0.43  $   0.37
Diluted net income per share   $  0.13  $   0.13    $  0.40  $   0.34
----------------------------------------------------------------------

Basic pro forma net income per
 share                         $  0.21  $   0.14    $  0.63  $   0.49
Diluted pro forma net income
 per share                     $  0.18  $   0.13    $  0.59  $   0.44
----------------------------------------------------------------------

Basic net income per share
 excluding royalties payable
 to Ray Dolby and stock-based
 compensation                  $  0.23  $   0.18    $  0.67  $   0.61
Diluted net income per share
 excluding royalties payable
 to Ray Dolby and stock-based
 compensation                  $  0.21  $   0.16    $  0.63  $   0.55
----------------------------------------------------------------------


GUIDANCE                            FY 2005         Diluted Earnings
                                  Net Income            Per Share
                              -------------------  -------------------
                                            (unaudited)
                              (in millions, except per share amounts)

GAAP guidance                        $  49 to 55      $  0.45 to 0.51
Add:
  Royalties payable to Ray              11 to 12         0.10 to 0.11
   Dolby (net of taxes)
----------------------------------------------------------------------
Pro forma guidance                      60 to 67         0.55 to 0.62
Add:
  Stock-based compensation              13 to 13         0.12 to 0.12
   (net of taxes)
----------------------------------------------------------------------
Net income excluding royalties       $  73 to 80      $  0.67 to 0.74
 payable to Ray Dolby and
 stock-based compensation
 guidance
======================================================================

(a) Prior to the Company's IPO, Ray Dolby retained ownership of the intellectual property he created related to the Company's business and licensed those rights to the Company in exchange for royalty payments. In connection with the Company's IPO, Ray Dolby contributed to the Company all of these intellectual property rights. The pro forma financial information included in this release gives effect to the asset contribution as though such transactions had been completed prior to the beginning of fiscal 2004. In addition, the Company provides net income excluding royalties payable to Ray Dolby and stock-based compensation, which is a non-GAAP measure. The Company believes these are important metrics as they represent how profitable the Company is exclusive of charges that have been eliminated in the future or that resulted largely from the revaluation of the Company in connection with its IPO. The Company uses these metrics internally to measure its performance and believes these metrics may be meaningful for investors in analyzing the Company's results of operations. A reconciliation of the Company's actual results to these additional metrics is included in this release.

    CONTACT: Dolby Laboratories
             Paula Dunn, 415-645-4100
             investor@dolby.com
              or
             Kalt Rosen & Co.
             Pierre Hirsch, 415-397-2686
             hirsch@krc-ir.com